EXHIBIT NO. 10b(14)

                         Carolina Power & Light Company
                           Restoration Retirement Plan


                  Carolina  Power  &  Light  Company  (the   "Company")   hereby
establishes the Carolina Power & Light Company Restoration Retirement Plan (the "Plan"), effective as of January 1, 1998 (the "Effective Date").


                                   ARTICLE I.
                                     PURPOSE

         The purpose of the Plan is to provide a means by which certain employees may be provided benefits which otherwise would be provided under the Carolina Power & Light Company Supplemental Retirement Plan, as amended (the "Retirement Plan"), in the absence of certain restrictions imposed by applicable law on benefits which may be provided under the Retirement Plan. The Plan is intended to constitute an unfunded retirement plan for a select group of management or highly compensated employees within the meaning of Title I of the Employee Retirement Income Security Act of 1974, as amended.

                                   ARTICLE II
                                   DEFINITIONS

         Capitalized terms which are not defined herein shall have the meaning ascribed to them in the Retirement Plan.

         2.1 "Board" shall mean the Board of Directors of the Company.

         2.2 "Code" shall mean the Internal Revenue Code of 1986, as amended.

         2.3   "Committee"   shall  mean  a  committee   selected  by  the  Plan
Administrator to hear claim disputes under Article IV of the Plan.

         2.4 "Company" shall mean Carolina Power & Light Company and any successor in interest.

         2.5 "Compensation and Benefit Limitations" shall mean (a) the limitation on compensation under the Retirement Plan in accordance with Section 401(a)(17) of the Code and (b) any limits on benefits paid under the Retirement Plan that are necessary for compliance with Section 415 of the Code.

         2.6 "Continuing Directors" shall mean the members of the Board as of the Effective Date; provided, however, that any person becoming a director subsequent to such date whose election or nomination for election was supported by 75 percent or more of the directors who then comprised Continuing Directors shall be considered to be a Continuing Director.

         2.7 "Eligible Employee" shall mean any member of the Retirement Plan who is not immediately eligible for a Target Early, Target Normal, or Target Severance Benefit under the provisions of the Company's Supplemental Senior Executive Retirement Plan and who has not retired or terminated his or her employment with the Company prior to the Effective Date.

         2.8 "Participant" shall mean an Eligible Employee who participates in the Plan pursuant to Article III. An Eligible Employee shall remain a Participant under the Plan until the earlier of (a) all amounts payable on his or her behalf under the Plan have been paid, (b) the Eligible Employee no longer has a Restoration Accrued Benefit, (c) the Eligible Employee has a Termination without a Vested Restoration Accrued Benefit, or (d) the Eligible Employee becomes immediately eligible for a Target Early, Target Normal, or Target Severance Benefit under the Company's Supplemental Senior Executive Retirement Plan.

         2.9 "Restoration Accrued Benefit" shall mean, as of any determination date, the excess of (a) a Participant's Accrued Benefit calculated under the Retirement Plan without regard to the Compensation and Benefit Limitations, over
(b) a Participant's Accrued Benefit calculated under the Retirement Plan.

         2.10 "Retirement Plan" shall mean the Carolina Power & Light Company Supplemental Retirement Plan, as it may be amended from time to time, or any successor plan.

         2.11 "Spouse" shall mean, (i) for purposes of Section 3.2 of the Plan, the spouse of a Participant at the Participant's Annuity Starting Date, and (ii) for purposes of Section 3.3 of the Plan, the spouse of a participant within the meaning of Section 4.04 of the Retirement Plan (or any successor provisions).

         2.12 "Termination" shall mean a termination of employment with the Company and all Affiliated Companies.

         2.13 "Vested Restoration Accrued Benefit" shall mean a Participant's Restoration Accrued Benefit when the Participant becomes fully vested under the provisions of Section 4.02 of the Retirement Plan (or any successor provisions) or as provided in Article VI of the Plan.

         Unless the context clearly indicates to the contrary in interpreting the Plan, any references to the masculine alone shall include the feminine and the singular shall include the plural.


                                   ARTICLE III
                           PARTICIPATION AND BENEFITS

         3.1 Participation. An Eligible Employee will participate in the Plan when he or she has a Restoration Accrued Benefit.

         3.2 Amount of Benefit Payable. Subject to the Restoration Accrued Benefit forfeiture contained in Section 3.4 of the Plan, a Participant who becomes eligible for a Pension under Article 4 of the Retirement Plan, shall be entitled (together with the Participant's Spouse or Beneficiary when entitled to benefits under the Retirement Plan) to a monthly benefit payment in the same form as elected under the Retirement Plan, equal to the Participant's
Restoration Accrued Benefit calculated immediately prior to the Benefit Commencement Date (except as otherwise provided in Section 3.4). The Restoration Accrued Benefit shall be adjusted to take into account any alternative form of retirement benefit received under the Retirement Plan. The amount of any such adjustments shall be determined under the applicable provisions of the Retirement Plan.

         3.3 Pre-Retirement Death Benefit. If a surviving Spouse of a deceased Participant would have been eligible for a pre-retirement death benefit under the Retirement Plan, then upon such Participant's death, such Spouse shall be entitled to a monthly benefit payment under the Plan commencing on the first day of the month in which he or she commences to receive a monthly benefit under the Retirement Plan, equal to the amount, if any, by which (a) exceeds (b) each month, where (a) is the Spouse's monthly benefit that would be payable in accordance with the provisions of the Retirement Plan determined as if the Compensation and Benefit Limitations did not apply, and (b) is the actual monthly benefit paid under the Retirement Plan.

         3.4 Other Termination of Employment; Forfeitures. Neither Eligible Employees, Participants nor their Spouses or Beneficiaries are entitled to any benefits under the Plan except as otherwise provided in this Article III and under Article VI of the Plan. Any Participant who terminates employment with the Company and any of its Affiliated Companies prior to a Change in Control (as defined in Article VI) and without being 100% vested under the Retirement Plan shall not be eligible to receive any benefits under the Plan and shall forfeit his or her Restoration Accrued Benefit. Any Participant ceasing to be an Eligible Employee because he or she becomes immediately eligible for a Target Early, Target Normal or Target Severance Benefit under the provisions of the Supplemental Senior Executive Retirement Plan shall forfeit his or her Restoration Accrued Benefit.

         Notwithstanding any other provision of the Plan, no benefit shall be payable under the Plan with respect to an Eligible Employee whose employment with the Company is terminated for Cause. As used herein, the term "Cause" shall be limited to (a) action by the Eligible Employee involving willful malfeasance having a material adverse effect on the Company (b) substantial and continuing willful refusal by the Eligible Employee to perform the duties ordinarily performed by an employee in the same position and having similar duties as the Eligible Employee, (c) the Eligible Employee being convicted of a felony, or (d) willful failure to comply with the Company's Code of Conduct or other Company Policy or Procedure.


                                   ARTICLE IV
                               PLAN ADMINISTRATION

         4.1 Administration. The Plan shall be administered by the Company's Vice President, Human Resources (the "Plan Administrator"). The Plan Administrator and the Committee shall have full authority to administer and interpret the Plan, determine eligibility for benefits, make benefit payments and maintain records hereunder, all in their sole and absolute discretion, subject to the allocation of responsibilities set forth below.

         4.2 Delegated Responsibilities. The Plan Administrator shall have the authority to delegate any of his or her responsibilities to such persons as he or she deems proper.

         4.3 Claims.

         (a) Claims Procedure. If any Participant, Spouse or Beneficiary has a claim for benefits which is not being paid, such claimant may file with the Plan Administrator a written claim setting forth the amount and nature of the claim, supporting facts, and the claimant's address. The Plan Administrator shall notify each claimant of its decision in writing by registered or certified mail within sixty (60) days after its receipt of a claim or, under special circumstances, within ninety (90) days after its receipt of a claim. If a claim is denied, the written notice of denial shall set forth the reasons for such denial, refer to pertinent Plan provisions on which the denial is based, describe any additional material or information necessary for the claimant to realize the claim, and explain the claim review procedure under the Plan.

         (b) Claims Review Procedure. A claimant whose claim has been denied or such claimant's duly authorized representative may file, within sixty (60) days after notice of such denial is received by the claimant, a written request for review of such claim by the Committee. If a request is so filed, the Committee shall review the claim and notify the claimant in writing of its decision within sixty (60) days after receipt of such request. In special circumstances, the Committee may extend for up to sixty (60) additional days the deadline for its decision. The notice of the final decision of the Committee shall include the reasons for its decision and specific references to the Plan provisions on which the decision is based. The decision of the Committee shall be final and binding on all parties.

                                    ARTICLE V
                                  MISCELLANEOUS

         5.1 Amendment and Termination. The Board may amend, modify or terminate the Plan at any time, provided, however, that no such amendment or termination shall reduce any Participant's Vested Restoration Accrued Benefit under the Plan as of the date of such amendment or termination, unless at the time of such amendment or termination, affected Participants and spouses become entitled to an amount equal to the equivalent actuarial value, to be determined in the sole discretion of the Committee, of such Vested Restoration Accrued Benefit under another plan, program or practice adopted by the Company. In the event the Plan is terminated, the Company shall determine whether to pay Vested Restoration Accrued Benefits in the form of an actuarial equivalent lump sum payment or defer the payment of Vested Restoration Accrued Benefits until the payment of Early Retirement Pensions or Normal Retirement Pensions under the Retirement Plan.

         5.2 Source of Payments. The Company will pay all benefits arising under the Plan and all costs, charges and expenses relating thereto out of its general assets.

         5.3 Non-Assignability of Benefits. Except as otherwise required by law, neither any benefit payable hereunder nor the right to receive any future benefit under the Plan may be anticipated, alienated, sold, transferred, assigned, pledged, encumbered, or subjected to any charge or legal process, and if any attempt is made to do so, or a person eligible for any benefits under the Plan becomes bankrupt, the interest under the Plan of the person affected may be terminated by the Plan Administrator which, in his or her sole discretion, may cause the same to be held or applied for the benefit of one or more of the dependents of such person or make any other disposition of such benefits that it deems appropriate.

         5.4 Plan Unfunded. Nothing in the Plan shall be interpreted or construed to require the Company in any manner to fund any obligation to the Participants, terminated Participants, or beneficiaries hereunder. Nothing contained in the Plan nor any action taken hereunder shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Company and the Participants, terminated Participants, beneficiaries, or any other persons. Any funds which may be accumulated in order to meet any obligations under the Plan shall for all purposes continue to be a part of the general assets of the Company; provided, however, that the Company may establish a trust to hold funds intended to provide benefits hereunder to the extent the assets of such trust become subject to the claims of the general creditors of the Company in the event of bankruptcy or insolvency of the Company. To the extent that any Participant, terminated Participant, or beneficiary acquires a right to receive payments from the Company under the Plan, such rights shall be no greater than the rights of any unsecured general creditor of the Company.

         5.5 Applicable Law. All questions pertaining to the construction, validity and effect of the Plan shall be determined in accordance with the laws of the State of North Carolina to the extent not preempted by Federal law.

         5.6 Limitation of Rights. The Plan is a voluntary undertaking on the part of the Company. Neither the establishment of the Plan nor the payment of any benefits hereunder, nor any action of the Company or the Plan Administrator shall be held or construed to be a contract of employment between the Company and any Eligible Employee or to confer upon any person any legal right to be continued in the employ of the Company. The Company expressly reserves the right to discharge, discipline or otherwise terminate the employment of any Eligible Employee at any time. Participation in the Plan gives no right or claim to any benefits beyond those which are expressly provided herein and all rights and claims hereunder are limited as set forth in the Plan.

         5.7 Severability. In the event any provision of the Plan shall be held illegal or invalid, or the inclusion of any Participant would serve to invalidate the Plan as an unfunded plan for a select group of management or highly compensated employees under ERISA, then the illegal or invalid provision shall be deemed to be null and void, and the Plan shall be construed as if it did not contain that provision and in the case of the inclusion of any such Participant, a separate plan, with the same provisions as the Plan, shall be deemed to have been established for the Participant or Participants ultimately determined not to constitute a select group of management or highly compensated employees.

         5.8 Headings. The headings to the Articles and Sections of the Plan are inserted for reference only, and are not to be taken as limiting or extending the provisions hereof.

         5.9 Incapacity. If the Plan Administrator shall determine that a Participant, or any other person entitled to a benefit under the Plan (the "Recipient") is unable to care for his or her affairs because of illness, accident, or mental or physical incapacity, or because the Recipient is a minor, the Plan Administrator may direct that any benefit payment due the Recipient be paid to his or her duly appointed legal representative, or, if no such representative is appointed, to the Recipient's spouse, child, parent, or other blood relative, or to a person with whom the Recipient resides or who has incurred expense on behalf of the Recipient. Any such payment so made shall be a complete discharge of the liabilities of the Plan with respect to the Recipient.

         5.10 Binding Effect and Release. All persons accepting benefits under the Plan shall be deemed to have consented to the terms of the Plan. Any payment or distribution to any person entitled to benefits under the Plan shall be in full satisfaction of all claims against the Plan, the Committee, and the Company arising by virtue of the Plan.


                                   ARTICLE VI
                                CHANGE IN CONTROL

                  The provisions of this Article VI shall become effective immediately upon occurrence of a Change in Control (as defined in Section 6.1).

         6.1 Definition. For the purposes of the Plan, a Change in Control of the Company shall be deemed to have occurred in the following circumstances:

                  (a) the acquisition by any person (including a group, within the meaning of Section 13(d) or 14(d)(2) of the Securities Exchange Act of 1934) of beneficial ownership of 15% or more of the Company's then outstanding voting securities;

                  (b) a tender offer is made and consummated for the ownership of 51% or more of the Company's then outstanding voting securities;

                  (c) the first day on which less than 66 2/3 percent of the total membership of the Board are Continuing Directors; or

                  (d) approval by stockholders of the Company of a merger, consolidation, liquidation or dissolution of the Company, or of the sale of all or substantially all of the assets of the Company.

                  A Change in Control shall not be deemed to have occurred until the Plan Administrator receives written certification from the President and Chief Executive Officer or, in the event of his or her inability to act, the Chief Financial Officer, or any Executive or Senior Vice President of the Company that one of the events set forth above in (a) through (d) of this
Section 6.1 has occurred. The officers referred to in the previous sentence shall be those officers in office immediately prior to the occurrence of one of the events set forth above in (a) through (d) of this Section 6.1. Any determination that an event described above in (a) through (d) of this Section
6.1 has occurred shall, if made in good faith on the basis of information available at that time, be conclusive and binding on the Plan Administrator, the Committee, the Company and the Eligible Employees and their beneficiaries for all purposes of the Plan.

         6.2 Effect of Change in Control. Notwithstanding any other provisions of the Plan to the contrary, if a Change in Control occurs (i) there shall be full Vesting of each Participant's Restoration Accrued Benefit, regardless of any termination of employment prior to eligibility for an Early Retirement Pension under the Retirement Plan, if he or she is otherwise vested under the Retirement Plan, and (ii) no amendment or termination of the Plan may reduce any Participant's Restoration Accrued Benefit as of the date of such amendment or termination.